Exhibit 99.1

KATY NEWS
FOR IMMEDIATE RELEASE

KATY INDUSTRIES, INC.
REPORTS 2006 FOURTH QUARTER RESULTS

ARLINGTON, VA - March 12, 2007 - Katy Industries, Inc. (NYSE: KT) today reported a net loss in the fourth quarter of 2006 of ($0.4) million [($0.06) per diluted share], versus a net loss of ($0.2) million [($0.03) per diluted share], in the fourth quarter of 2005, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below. Including these items, Katy reported a net loss in the fourth quarter of 2006 of ($2.5) million [($0.31) per diluted share], versus a net loss of ($3.8) million [($0.48) per diluted share], in the same period of 2005. The operating income, as adjusted to exclude all restructuring and other non-recurring or unusual items, was $1.3 million [1.2% of net sales] in the fourth quarter of 2006, compared to operating income, as adjusted, of $1.2 million [1.0% of net sales] in the same period in 2005. Net income (loss), as adjusted, and operating income (loss), as adjusted, are non-GAAP financial measures. Details regarding these items are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” accompanying this press release.

Katy also reported a net loss for the year ended December 31, 2006 of ($1.7) million [($0.21) per diluted share], versus a net loss of ($2.9) million [($0.36) per diluted share], for the year ended December 31, 2005, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below. Including these items, Katy reported a net loss for the year ended December 31, 2006 of ($12.0) million [($1.50) per diluted share], versus a net loss of ($13.2) million [($1.66) per diluted share], in the same period of 2005. The operating income, as adjusted to exclude all restructuring and other non-recurring or unusual items, was $4.1 million [1.0% of net sales] for the year ended December 31, 2006, compared to operating income, as adjusted, of $0.7 million [0.2% of net sales] in the same period in 2005. Net income (loss), as adjusted, and operating income (loss), as adjusted, are non-GAAP financial measures. Details regarding these items are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” accompanying this press release.

During the fourth quarter of 2006, Katy reported restructuring and other non-recurring or unusual items of ($0.7) million pre-tax [($0.08) per diluted share], including a loss from discontinued operations of ($2.4) million offset by the reversal of certain severance, restructuring and related costs of $1.7 million recognized in prior periods. During the fourth quarter of 2005, Katy reported restructuring and other non-recurring or unusual items of ($2.6) million pre-tax [($0.32) per diluted share], including the impairment of long-lived assets of ($2.1) million, loss from discontinued operations of ($0.9) million and severance, restructuring and related costs of ($0.2) million. These charges were offset by Katy recording income of $0.6 million from its equity investment in Sahlman Holding Company, Inc.

For the year ended December 31, 2006, Katy reported restructuring and other non-recurring or unusual items of ($7.0) million pre-tax [($0.88) per diluted share], including costs of ($0.8) million related to the cumulative effect of a change in accounting principle for the implementation of SFAS No. 123R, Accounting for Stock-Based Compensation, and loss from discontinued operations of ($6.3) million offset by the reversal of certain severance, restructuring and related costs of $0.1 million recognized in prior periods. For the year ended December 31, 2005, Katy reported restructuring and other non-recurring or unusual items of ($6.9) million pre-tax [($0.87) per diluted share], including the loss from discontinued operations of ($2.3) million, impairment of long-lived assets of ($2.1) million, non-cash stock option expense related to the acceleration of vesting of options of ($2.0) million and severance, restructuring and related costs of ($1.1) million. These charges were offset by Katy recording income of $0.6 million from its equity investment in Sahlman Holding Company, Inc.

Financial highlights for the fourth quarter of 2006, as compared to the same period in the prior year, included:

•
Net sales in the fourth quarter of 2006 were $110.5 million, down $3.2 million compared to the same period in 2005 primarily due to weaker sales in the Maintenance Products Group. Overall, the decrease of 3% resulted from lower volumes of 17% offset by higher pricing of 13% and favorable currency translation of 1%. Lower net sales in the Maintenance Products Group resulted from our decision to exit certain unprofitable business lines within our United States consumer plastics business unit. Net sales in our Electrical Products Group was comparable to the prior year as volume reductions were nearly offset by price increases implemented throughout 2006.

•
Gross margins were 11.1% in the fourth quarter of 2006, versus 12.7% in the fourth quarter of 2005. Our margin performance was negatively impacted by higher product costs, primarily in the Electrical Products Group, many of which were not passed on through price increases. However, our margins were positively impacted by continued production efficiencies gained in our Abrasives unit over the past twelve months as well as the liquidation of inventory, valued at last-in first-out.

•
Selling, general and administrative expenses were $2.6 million lower in the fourth quarter of 2006. These costs represented 9.6% of net sales in the fourth quarter of 2006, which is lower than 11.7% of net sales for the same period of 2005. The reduction in these expenses primarily relates to lower costs on our self-insurance programs as well as the favorable impact from headcount reductions made throughout 2006 within the entire organization.

•
Loss from operations of discontinued businesses for the year ended December 31, 2006 includes the United Kingdom consumer plastics business, the Metal Truck Box division and the partnership interest related to Savannah Energy Systems Company (“SESCO”). The Metal Truck Box division and SESCO were sold during the second quarter of 2006. On November 27, 2006, Katy sold the United Kingdom consumer plastics business, excluding real estate holdings, for approximately $3.0 million. The Company incurred a $2.2 million loss on the sale of discontinued business during the fourth quarter of 2006. In the third quarter of 2006, the Company reflected the United Kingdom consumer plastics business as an asset held for sale which resulted in a $3.2 million impairment charge that was reflected within loss on sale of discontinued businesses.

•
Debt at December 31, 2006 was $56.9 million [57% of total capitalization], versus $57.7 million [51% of total capitalization] at December 31, 2005. The increase in the ratio of debt to total capitalization was principally due to the lower stockholders’ equity which resulted from the net loss reflected in 2006. Cash on hand at December 31, 2006 was $7.4 million, versus $8.4 million at December 31, 2005.

•
Katy was in compliance with the amended covenants in the Bank of America Credit Agreement at December 31, 2006. On March 8, 2007, Katy obtained an amendment to the Bank of America Credit Agreement (the Eighth Amendment). The Eighth Amendment eliminates the Fixed Charge Coverage Ratio for the remaining life of the agreement and adjusts the Minimum Availability such that Katy’s eligible collateral must exceed the sum of its outstanding borrowings and letters of credit under the Revolver Credit Facility by at least $5 million from the effective date of the Eighth Amendment through September 29, 2007 and by at least $7.5 million through December 31, 2007. Thereafter, the Minimum Availability required will be $5 million for the first three quarters of each fiscal year and $7.5 million for the last quarter of each fiscal year.

If Katy is unable to comply with the terms of the amended covenants, it could seek to obtain further amendments and pursue increased liquidity through additional debt financing and/or the sale of assets. Katy believes that given its strong working capital base, additional liquidity could be obtained through additional debt financing, if necessary. However, there is no guarantee that such financing could be obtained. In addition, Katy is continually evaluating alternatives relating to the sale of excess assets and divestitures of certain of its business units. Asset sales and business divestitures present opportunities to provide additional liquidity by de-leveraging our financial position.

“Over the past year, our Abrasives business unit drove the overall improvement in our Maintenance Products group with its productivity,” said Anthony T. Castor III, Katy’s President and Chief Executive Officer. “However, the Electrical Products group continues to be impacted by unprecedented increases in the price of copper that were not able to be passed effectively to its customer base,” added Mr. Castor.

Non-GAAP Financial Measures

To provide transparency about measures of Katy’s financial performance which management considers most relevant, we supplement the reporting of Katy’s consolidated financial information under GAAP with certain non-GAAP financial measures, including Net Income (Loss), as adjusted, Net Income (Loss), as adjusted per share, Operating Income (Loss) and Operating Income (Loss) as adjusted, as a percentage of sales, and Free Cash Flow. Details regarding these measures and reconciliations of these non-GAAP measures to comparable GAAP measures are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” and “Statements of Cash Flows” accompanying this press release. These non-GAAP financial measures should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measures to analyze our performance would have material limitations because their calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measure reflected below to understand and analyze the results of its business. Katy believes the presentation of these measures is nonetheless useful to investors for the following reasons:

Net Income (Loss), as adjusted, Net Income (Loss), as adjusted per share, Operating Income (Loss) and Operating Income (Loss) as adjusted, as a percentage of sales: All of these non-GAAP operating measurements adjust the corresponding GAAP measurement to exclude restructuring and other non-recurring and unusual items, as appropriate. Following the recapitalization of the company in 2001, a comprehensive restructuring program became essential to the future viability of Katy. All other non-recurring and unusual items are typically indicative of non-cash impacts to Katy’s results of operations. These non-GAAP measures are used by management as Katy believes that these measures are more indicative of the company’s underlying business performance and that eliminating restructuring and other non-recurring and unusual charges provides more meaningful year-to-year comparison of the company’s operations. Katy believed that the restructuring charges would be non-recurring as the restructuring was expected to be substantially completed in mid-2004 but was delayed due to issues with the consolidation of the company’s abrasives facilities. After the substantial completion of this consolidation in 2005, Katy expects that remaining restructuring charges and all other non-recurring and unusual items will not be material.

Free Cash Flow: Free cash flow is defined by Katy as cash flow from operations less capital expenditures and cash dividends paid. Katy believes that free cash flow is useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.

This press release may contain various forward-looking statements. The forward-looking statements are based on the beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the company’s management. Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business. The forward-looking statements are subject to risks and uncertainties, detailed from time to time in Katy’s filings with the SEC that may lead to results that differ materially from those expressed in any forward-looking statement made by the company or on its behalf. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation with interests primarily in Maintenance Products and Electrical Products.

Company contact:
Katy Industries, Inc.
Amir Rosenthal
(703) 236-4300

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS - UNAUDITED
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Net sales	$110,513	$113,666	$396,166	$423,390
Cost of goods sold	98,227	99,255	344,695	372,715
Gross profit	12,286	14,411	51,471	50,675
Selling, general and administrative expenses	10,641	13,257	46,939	52,315
Impairments of long-lived assets	-	2,112	-	2,112
Severance, restructuring and related charges	(1,703)	198	(112)	1,090
Loss (gain) on sale of assets	364	(35)	467	(377)
Operating income (loss)	2,984	(1,121)	4,177	(4,465)
Equity in income of equity method investment	-	600	-	600
Interest expense	(1,839)	(1,539)	(7,037)	(5,570)
Other, net	(164)	4	302	207
Income (loss) from continuing operations before provision
for income taxes	981	(2,056)	(2,558)	(9,228)
Provision for income taxes from continuing operations	1,115	886	2,326	1,608
Loss from continuing operations	(134)	(2,942)	(4,884)	(10,836)
Loss from operations of discontinued businesses (net of tax)	(194)	(854)	(1,043)	(2,321)
Loss on sale of discontinued businesses (net of tax)	(2,175)	-	(5,305)	-
Loss before cumulative effect of a change in
accounting principle	(2,503)	(3,796)	(11,232)	(13,157)
Cumulative effect of a change in accounting principle (net of tax)	-	-	(756)	-
Net loss	$(2,503)	$(3,796)	$(11,988)	$(13,157)

Loss per share of common stock - basic and diluted:

Loss from continuing operations	$(0.01)	$(0.37)	$(0.61)	$(1.36)
Discontinued operations	(0.30)	(0.11)	(0.80)	(0.30)
Cumulative effect of a change in accounting principle	-	-	(0.09)	-
Net loss	$(0.31)	$(0.48)	$(1.50)	$(1.66)

Weighted average common shares outstanding - basic and diluted	7,955	7,950	7,967	7,949

			December 31,	December 31,
Other Information:			2006	2005

Working capital			$5,447	$4,396
Working capital, exclusive of deferred tax assets and liabilities and debt
classified as current			$49,544	$48,338
Long-term debt, including current maturities			$56,871	$57,660
Stockholders' equity			$43,012	$55,293
Capital expenditures			$4,742	$9,366

KATY INDUSTRIES, INC. RECONCILIATIONS OF GAAP RESULTS
TO RESULTS EXCLUDING CERTAIN UNUSUAL ITEMS - UNAUDITED
(In thousands, except percentages and per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Reconciliation of net loss to net loss, as adjusted:
Net loss	$(2,503)	$(3,796)	$(11,988)	$(13,157)
Unusual items:
Stock option expense (non-cash)	-	-	-	1,953
Impairments of long-lived assets	-	2,112	-	2,112
Severance, restructuring and related charges	(1,703)	198	(112)	1,090
Equity in income of equity method investment	-	(600)	-	(600)
Discontinued operations	2,369	854	6,348	2,321
Cumulative effect of a change in accounting principle	-	-	756	-
Adjustment to reflect a more normalized effective tax rate excluding
unusual items	1,389	1,017	3,341	3,384
Net loss, as adjusted	$(448)	$(215)	$(1,655)	$(2,897)

Net income loss, as adjusted per share - basic and diluted:
Net loss per share	$(0.31)	$(0.48)	$(1.50)	$(1.66)
Unusual items per share	0.08	0.32	0.88	0.87
Adjustment to reflect a more normalized effective tax rate excluding
unusual items per share	0.17	0.13	0.41	0.43
Net loss, as adjusted per share	$(0.06)	$(0.03)	$(0.21)	$(0.36)

Weighted average common shares outstanding:
Basic and diluted	7,955	7,950	7,967	7,949

Operating income, as adjusted:

Operating income (loss)	$2,984	$(1,121)	$4,177	$(4,465)
Stock option expense (non-cash)	-	-	-	1,953
Impairments of long-lived assets	-	2,112	-	2,112
Severance, restructuring and related charges	(1,703)	198	(112)	1,090
Operating income, as adjusted:	$1,281	$1,189	$4,065	$690
Operating income, as adjusted, as a % of sales	1.2%	1.0%	1.0%	0.2%

KATY INDUSTRIES, INC. SEGMENT INFORMATION - UNAUDITED
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Net sales:
Maintenance Products Group	$47,636	$51,269	$208,423	$216,068
Electrical Products Group	62,877	62,397	187,743	207,322
	$110,513	$113,666	$396,166	$423,390

Operating income, as adjusted:
Maintenance Products Group	$1,213	$(2,024)	$5,892	$(5,932)
Electrical Products Group	2,474	7,271	8,791	17,433
Unallocated corporate expense	(2,406)	(4,058)	(10,618)	(10,811)
	$1,281	$1,189	$4,065	$690

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)

Assets	December 31,	December 31,
Current assets:	2006	2005
Cash and cash equivalents	$7,392	$8,421
Accounts receivable, net	55,014	63,612
Inventories, net	55,960	62,799
Other current assets	2,991	3,600
Asset held for sale	4,483	-
Total current assets	125,840	138,432

Other assets:
Goodwill	665	665
Intangibles, net	6,435	6,946
Other	8,990	8,643
Total other assets	16,090	16,254

Property and equipment	129,708	156,257
Less: accumulated depreciation	(87,964)	(98,260)
Property and equipment, net	41,744	57,997

Total assets	$183,674	$212,683

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$33,684	$47,449
Accrued expenses	41,705	41,784
Current maturities of long-term debt	1,125	2,857
Revolving credit agreement	43,879	41,946
Total current liabilities	120,393	134,036

Long-term debt, less current maturities	11,867	12,857
Other liabilities	8,402	10,497
Total liabilities	140,662	157,390

Stockholders' equity:
Convertible preferred stock	108,256	108,256
Common stock	9,822	9,822
Additional paid-in capital	27,069	27,016
Accumulated other comprehensive income	2,242	3,158
Accumulated deficit	(82,403)	(70,415)
Treasury stock	(21,974)	(22,544)
Total stockholders' equity	43,012	55,293

Total liabilities and stockholders' equity	$183,674	$212,683

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)
	Year Ended December 31,
	2006	2005
Cash flows from operating activities:
Net loss	$(11,988)	$(13,157)
Loss from operations of discontinued businesses	6,348	2,321
Loss from continuing operations	(5,640)	(10,836)
Cumulative effect of a change in accounting principle	756	-
Depreciation and amortization	8,640	8,968
Impairments of long-lived assets	-	2,112
Amortization of debt issuance costs	1,178	1,122
Stock option expense	587	1,953
Loss (gain) on sale of assets	467	(377)
Equity in income of equity method investment	-	(600)
Deferred income taxes	14	240
	6,002	2,582
Changes in operating assets and liabilities:
Accounts receivable	2,743	(16)
Inventories	2,056	2,054
Other assets	600	(1,045)
Accounts payable	(8,000)	7,503
Accrued expenses	622	(3,047)
Other, net	(3,237)	(1,187)
	(5,216)	4,262

Net cash provided by continuing operations	786	6,844
Net cash provided by (used in) discontinued operations	1,037	(282)
Net cash provided by operating activities	1,823	6,562

Cash flows from investing activities:
Capital expenditures of continuing operations	(4,614)	(8,925)
Capital expenditures of discontinued operations	(128)	(441)
Acquisition of business, net of cash acquired	-	(1,115)
Collections of note receivable from sale of subsidiary	-	106
Proceeds from sale of discontinued operations, net	5,520	-
Proceeds from sale of assets	267	981
Net cash provided by (used in) investing activities	1,045	(9,394)

Cash flows from financing activities:
Net borrowings on revolving loans	1,761	1,450
(Decrease) increase in book overdraft	(2,322)	4,028
Proceeds of term loans	1,364	-
Repayments of term loans	(4,086)	(2,857)
Direct costs associated with debt facilities	(312)	(151)
Repurchases of common stock	(111)	(7)
Proceeds from the exercise of stock options	147	-
Net cash (used in) provided by financing activities	(3,559)	2,463

Effect of exchange rate changes on cash and cash equivalents	(338)	265
Net decrease in cash and cash equivalents	(1,029)	(104)
Cash and cash equivalents, beginning of period	8,421	8,525
Cash and cash equivalents, end of period	$7,392	$8,421

Reconciliation of free cash flow to GAAP Results:

Net cash provided by operating activities	$1,823	$6,562
Capital expenditures	(4,742)	(9,366)
Free cash flow	$(2,919)	$(2,804)